UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 5.07 Submission of Matters to a Vote of Security Holders

PolarityTE, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders on November 19, 2020. At the Annual Meeting the stockholders voted on the following four proposals:

1.	The election of one Class III director nominated by the Board of Directors for a three-year term;
2.	Approval, by a non-binding advisory vote, of the compensation of the Company’s named executive officers;
3.	The ratification of the appointment of EisnerAmper LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2020; and
4.	Approval of an amendment to the 2020 Stock Option and Incentive Plan to add 2,000,000 common shares to the number of shares available for awards.

At the meeting the stockholders elected the nominee and approved the remaining proposals by the following vote:

Proposal No. 1	Election of Class III Director

	Votes For	Votes Withheld	Broker Non-Votes
Peter A. Cohen	6,736,407	2,224,206	13,494,391

Proposal No. 2	Advisory Vote on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstain	Broker Non-Votes
5,066,136	3,764,727	190,712	13,494,391

Proposal No. 3	Ratify the Appointment of EisnerAmper LLP as the Company’s Independent Public Accountant

Votes For	Votes Against	Abstain	Broker Non-Votes
21,428,772	163,064	863,168	-0-

Proposal No. 4	Approve the Amendment to the 2020 Stock Option and Incentive Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
4,721,072	4,048,156	191,385	13,494,391

Item 8.01. Other Information.

Warrant Repricing and Exercise

On February 14, 2020, PolarityTE, Inc. (the “Company”), issued in a public offering warrants to purchase 10,638,298 shares of its common stock (the “Warrants”). On November 19, 2020, the Company reduced the exercise price of the Warrants from $2.80 per share to $0.10 per share effective November 20, 2020.

Concurrently with the reduction of the Warrant exercise price the Company entered into a repricing letter agreement with the holders of 10,063,298 Warrants pursuant to which the Company agreed that it will not sell equity securities for a period of 30 days, except for equity securities issued under the Company’s equity incentive plans established for employees, directors, and consultants and equity securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company. The foregoing description of the repricing letter agreement is qualified in its entirety by the full text of the form of that agreement attached hereto as Exhibit 99.1.

Patent Allowance

On November 18, 2020, the US Patent and Trademark Office updated the status of the Company’s patent application 14/954,335 to “allowed – notice of allowance not yet mailed.” This patent application is related to methods of making compositions for regenerating functional skin tissue.

Litigation Update

On June 26, 2018, a class action complaint alleging violations of the Federal securities laws was filed in the United States District Court, District of Utah, by Jose Moreno against the Company and two directors of the Company, Case No. 2:18-cv-00510-JNP (the “Moreno Complaint”).  On July 6, 2018, a similar complaint was filed in the same court against the same defendants by Yedid Lawi, Case No. 2:18-cv-00541-PMW (the “Lawi Complaint”).  On November 28, 2018, the Court consolidated the Moreno and Lawi cases under the caption In re PolarityTE, Inc. Securities Litigation with Case No. 2:18-cv-00510 (the “Consolidated Securities Litigation”).  The gravamen of the consolidated complaint in the Consolidated Securities Litigation was that defendants made statements or disseminated information to the public through reports filed with the Securities and Exchange Commission and other channels that contained material misstatements or omissions in violation of Sections 10 and 20(a) of the Exchange Act and Rule 10b-5 adopted thereunder, specifically that the defendants misrepresented the status of one of the Company’s patent applications while touting the unique nature of the Company’s technology and its effectiveness.  The Company filed a motion to dismiss the consolidated complaint on June 3, 2019.  Plaintiffs’ opposition to the Company’s motion to dismiss was filed on August 2, 2019, and the Company filed a reply to the opposition on September 13, 2019.  Following a hearing on the Company’s motion to dismiss the Court issued an order on November 22, 2020, dismissing the complaint in the Consolidated Securities Litigation with prejudice.

In November 2018, a shareholder derivative lawsuit was filed in the United States District Court, District of Utah, with the caption Monther v. Lough, et al., case no. 2:18-cv-00791-TC, alleging violations of the Exchange Act, breach of fiduciary duty, and unjust enrichment on the part of certain officers and directors based on the facts and circumstances recited in the Consolidated Securities Litigation.  On November 26, 2018, the court issued an order staying all proceedings until after the disposition of motions to dismiss the Consolidated Securities Litigation.  The shareholder derivative lawsuit remains pending and the Company intends to file a motion dismiss on the basis of the disposition of the Consolidated Securities Litigation described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Form of Repricing Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: November 23, 2020	/s/ Jacob Patterson
Jacob Patterson
Interim Chief Financial Officer